UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) October 2, 2012

Max Sound Corporation
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(888) 777-1987
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Term Sheet with Liquid Spins, Inc.

On October 2, 2012, we entered into a non-binding term sheet with Liquid Spins, Inc. (“Liquid Spins”).  Pursuant to the term sheet we intend to purchase all of the assets of Liquid Spins for $10 million in the form of our restricted common stock based on the market price at the time of closing.

The closing is subject to certain closing conditions, including the completion of satisfactory physical inspections of the assets of Liquid Spins; the approval of the six major record labels as to the continuation of the contracts with the change of control from Liquid Spins to us; the completion of satisfactory due diligence and examinations of the assets and contracts of Liquid Spins; approval of the majority shareholders of Liquid Spins being obtained; the successful execution of employment agreements of key Liquid Spins personnel that we deem to be in its best interest to become part of our team; completion of any portion of Liquid Spin’s existing stock offering to existing shareholders; and the negotiation and settlement with existing Liquid Spins debt holders acceptable to us.

 A copy of the term sheet is attached as Exhibit 99.1 and incorporated herein by this reference.

Press Release

On October 9, 2012, the registrant issued a press release regarding the entering into the term sheet with Liquid Spins. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibits.

99.1	Term Sheet, dated October 2, 2012, by and between Max Sound Corporation and Liquid Spins, Inc.
99.2	Press Release, dated October 9, 2012, regarding entering into term sheet for the sale of assets of Liquid Spins, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAX SOUND CORPORATION

Date: October 9, 2012	By:	/s/John Blaisure
John Blaisure President and Chief Executive Officer

MAX SOUND CORPORATION

Date: October 9, 2012	By:	/s/Greg Halpern
Greg Halpern Chief Financial Officer